UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 14, 2011 (June 8, 2011)

Neah Power Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-49962	88-0418806
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22118 20th Avenue SE, Suite 142 Bothell, Washington 98021
(Address of Principal Executive Offices)

(425) 424-3324
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed in our Form 10Q for the quarterly period ended March 31, 2011, filed with the Securities and Exchange Commission on May 23, 2011, Summit Trading Limited (“Summit”) entered into agreements with Southridge LLC whereby portions of a non-interest bearing note (the “Note”) held by Summit were assigned to Southridge LLC. As also previously disclosed, we entered into agreements with Southridge LLC whereby portions of the Summit Note assigned to Southridge LLC were amended (the “Amended Notes”) to allow for the conversion of the Amended Notes into the Company’s common stock at a conversion price equal to 70% of the average closing bid price of our Common Stock for the 5 trading days immediately prior to conversion. On May 12, 2011, Summit assigned an additional $50,000 of the Note (the “Assigned Note”) to Southridge LLC. Also on May 12, 2011, we entered into an agreement with Southridge LLC whereby the Assigned Note was amended to allow for the conversion into the Company’s common stock at the same terms as the earlier amendments.

Item 3.01 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is hereby incorporated by reference.

Pursuant to notices of conversion received pursuant amended convertible Notes Payable from Southridge LLC, the Company issued 404,637 and 6,323,351 shares of restricted Company common stock on May 26, 2011 and June 8, 2011, respectively..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neah Power Systems, Inc.

By:	/s/ Stephen M. Wilson
Stephen M. Wilson
Chief Financial Officer

Date:  June 14, 2011